]                                                       Registration No.
                                                                       --------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                          RACING CHAMPIONS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                             36-4088307
         ------------------------            ------------------------
         (State of Incorporation)            I.R.S. Employer I.D. No.

  800 Roosevelt Road, Building C, Suite 320
           Glen Ellyn, Illinois                         60137
  -----------------------------------------  ------------------------
  (Address of Principal Executive Offices)           (Zip Code)


               RACING CHAMPIONS CORPORATION STOCK INCENTIVE PLAN
               -------------------------------------------------
                            (Full title of the plan)


                                 Robert E. Dods
                          Racing Champions Corporation
                               800 Roosevelt Road
                             Building C, Suite 320
                           Glen Ellyn, Illinois 60137
                    ---------------------------------------
                    (Name and address of agent for service)


                                  630-790-3507
                     --------------------------------------
                     (Telephone number, including area code
                             of agent for service)

                                   ----------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
                                       Proposed
                                       Maximum         Proposed
                                       Offering        Maximum         Amount Of
Title Of Securities      Amount To     Price Per       Aggregate       Registration
 To Be Registered       Be Registered    Share         Offering Price     Fee
-----------------------------------------------------------------------------------
Common Stock, $.01 par     288,148     $11.88(1)  $     3,423,199      $  1,010
value per share
-----------------------------------------------------------------------------------



(1) For the purpose of computing the registration fee, Racing Champions Corporation (the "Registrant") has used $11.88 as the average of the high and low prices of the Common Stock as reported on June 23, 1998 on the Nasdaq National Market for the offering price per share, in accordance with Rule 457(h).

                     PART II - INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     This Registration Statement has been filed to register additional securities of the Registrant made available under the Racing Champions Corporation Stock Incentive Plan by reason of an amendment thereto approved by the stockholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statement on Form S-8 (Registration No. 333-50959) effective April 24, 1998 are incorporated by reference and made a part hereof.


     Item 8.  Exhibits.
              --------

     4.1      Amended and Restated Certificate of Incorporation.
     4.2      Amended and Restated By-Laws.

     5 Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. as to the legality of the stock being registered.

     23.1     Consent of Arthur Andersen LLP.
     23.2     Consent of Ernst & Young.
     24       Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glen Ellyn, State of Illinois, on June 24, 1998.

                                        RACING CHAMPIONS CORPORATION

                                        BY /s/ Robert E. Dods
                                           ----------------------------------
                                           Robert E. Dods, President


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert E. Dods and Curtis W. Stoelting, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                         Title                           Date
----------------------  -----------------------------------------  -------------
/s/ Robert E. Dods      President and Director                     June 24, 1998
------------------
Robert E. Dods
/s/ Boyd L. Meyer       Executive Vice President and Director      June 24, 1998
-----------------
Boyd L. Meyer
/s/ Peter K.K. Chung    Director                                   June 24, 1998
--------------------
Peter K.K. Chung
/s/ Samuel B. Guren     Director                                   June 24, 1998
-------------------
Samuel B. Guren
/s/ Avy H. Stein        Director                                   June 24, 1998
----------------
Avy H. Stein
/s/ Daniel M. Gill      Director                                   June 24, 1998
------------------
Daniel M. Gill
/s/ John S. Bakalar     Director                                   June 24, 1998
-------------------
John S. Bakalar
/s/ John J. Vosicky     Director                                   June 24, 1998
-------------------
John J. Vosicky
/s/ Randy C. Baker      Director                                   June 24, 1998
------------------
Randy C. Baker
/s/ Randy E. Duncan     Director                                   June 24, 1998
-------------------
Randy E. Duncan
/s/ Victor H. Shaffer   Director                                   June 24, 1998
---------------------
Victor H. Shaffer

/s/ Curtis W.Stoelting  Executive Vice President - Finance         June 24, 1998
----------------------  and Operations and Secretary
Curtis W. Stoelting     (Principal Financial Officer and
                        Principal Accounting Officer)

                               INDEX TO EXHIBITS



  Exhibit No                  Description                       Page
  ----------                  -----------                       ----

    4.1                Amended and Restated Certificate          *
                        of Incorporation

    4.2                Amended and Restated By-Laws              **

    5                  Opinion of Reinhart, Boerner,
                        Van Deuren, Norris & Rieselbach,
                        s.c. as to the legality of the
                        stock being registered

   23.1                Consent of Arthur Anderson LLP

   23.2                Consent of Ernst & Young

   24                  Power of Attorney                         ***


     * Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 0-22635).

    ** Incorporated by reference to the Registrant's Form S-1 Registration
       Statement (Registration Statement No. 333-22493).

   *** Incorporated by reference to the signature page of this Registration
       Statement.